As filed with the Securities and Exchange Commission on May 19, 1999. Registration No. 333-_____




                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.   20549
                                 __________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    under
                         THE SECURITIES ACT OF 1933
                                 __________

                             WIRELESS ONE, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                                   72-1300837
(State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                  Identification No.)

                            2506 LAKELAND DRIVE
                         JACKSON, MISSISSIPPI 39208
                (Address, including zip code, of registrant's
                           principal executive offices)




        WIRELESS ONE, INC. 1995 LONG-TERM PERFORMANCE INCENTIVE PLAN
                          (Full title of the plan)
                                 __________

                             THOMAS G. NOULLES
                  SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            WIRELESS ONE, INC.
                           2506 LAKELAND DRIVE
                       JACKSON, MISSISSIPPI 39208
                             (601) 936-1515
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copy to:

                            W. PHILIP CLINTON
       JONES, WALKER, WAECHTER, POITEVENT, CARRERE & DENEGRE, L.L.P.
                          201 ST. CHARLES AVENUE
                     NEW ORLEANS, LOUISIANA 70170-5100


                      CALCULATION OF REGISTRATION FEE

                                                              Proposed maximum       Proposed maximum          Amount of
         Title of                    Amount to be              offering price           aggregate             registration
securities to be registered          registered(1)                per unit           offering price               fee
-----------------------------        ----------------         -----------------      -----------------        -------------
Common Stock (par value $.01
per share)                           400,000 Shares           $ 2.65625(2)           $ 1,062,500.00(2)        $ 295.38(2)


(1) Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of the Company, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low price per share of the Common Stock on the over-the-counter market on May 12, 1999.

                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by Wireless One, Inc. (the "Company") with the Securities and Exchange Commission (the "SEC"), are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act");

     (2) The Company's Current Report on Form 8-K dated January 15, 1999, filed pursuant to Section 13 of the Exchange Act;

     (3) The Company's Current Report on Form 8-K dated February 10, 1999, filed pursuant to Section 13 of the Exchange Act, as amended by the Company's Current Report on Form 8-K/A-1 dated February 11, 1999, filed pursuant to Section 13 of the Exchange Act;

     (4) The Company's Current Report on Form 8-K dated March 15, 1999, filed pursuant to Section 13 of the Exchange Act;

     (5) The Company's Current Report on Form 8-K dated May 17, 1999, filed pursuant to Section 13 of the Exchange Act;

     (6) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed pursuant to Section 13 of the Exchange Act;

     (7) All other reports filed by the Company pursuant to Section 13 of the Exchange Act since December 31, 1998; and

     (8) The description of the Company's Common Stock included in the Company's Registration Statement on Form 8-A filed September 22, 1995, pursuant to Section 12 of the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

     All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the SEC, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys'
fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation, a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification if the person seeking the indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.
Article X of the Company's Restated Certificate of Incorporation (the "Restated Certificate") and Article V of the Company's By-laws require indemnification of directors and officers of the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than those indemnification rights prior thereto). The Company maintains officers' and directors' liability insurance that insures against liabilities that officers and directors of the Company may incur in such capacities.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
(i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions or purchases of shares, or
(iv) for any breach of a director's duty of loyalty to the corporation or its stockholders. Article X of the Restated Certificate includes such a provision.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     5    Opinion  of  Jones, Walker,  Waechter,  Poitevent,  Carrere  &
          Denegre, L.L.P.

     23.1 Consent of KPMG Peat Marwick LLP.

     23.2 Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (included in Exhibit 5).

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on May 18, 1999.

                                          WIRELESS ONE, INC.



                                          By:      /S/ HENRY M. BURKHALTER
                                                     Henry M. Burkhalter
                                                        President and
                                                   Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                       DATE

/S/ HANS J. STERNBERG       Director and Chairman of the Board     May 18, 1999
      Hans J. Sternberg



/S/ HENRY M. BURKHALTER             Director, President            May 18, 1999
     Henry M. Burkhalter        and Chief Executive Officer
                               (Principal Executive Officer)


/S/ ERNEST D. YATES, JR.    Director, Executive Vice President     May 18, 1999
    Ernest D. Yates, Jr.        and Chief Operating Officer



/S/  HENRY G. SCHOPFER, III     Executive  Vice  President,        May 18, 1999
   Henry G. Schopfer, III  Chief Financial Officer and Secretary
                               (Principal Financial Officer)


/S/ WILLIAM D. GRAY                    Controller                  May 18, 1999
       William D. Gray         (Principal Accounting Officer)



                                        Director                   May __, 1999
      Arnold L. Chavkin

/S/ MARJEAN HENDERSON                   Director                   May 14, 1999
      Marjean Henderson



/S/ CARROLL D. MCHENRY                  Director                   May 14, 1999
     Carroll D. McHenry

                         EXHIBIT INDEX


                                                                  SEQUENTIALLY
EXHIBIT                                                             NUMBERED
NUMBER              DESCRIPTION OF EXHIBITS                           PAGE


5         Opinion of Jones, Walker, Waechter, Poitevent, Carrere &
          Denegre, L.L.P.

23.1      Consent of KPMG Peat Marwick LLP.

23.2 Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (included in Exhibit 5).